                                                                     EXHIBIT 5.3

              [LETTERHEAD OF KRAMER LEVIN NAFTALIS & FRANKEL LLP]

                                                               February 23, 1999

Tyco International Ltd.
The Gibbons Building
10 Queen Street, Suite 301
Hamilton HM11 Bermuda

Tyco International Group S.A.
6, avenue Emile Reuter
Second Floor
L - 2420 Luxembourg

Ladies and Gentlemen:

    We have acted as United States securities counsel for Tyco International Ltd., a Bermuda company ("Tyco"), and Tyco International Group S.A., a Luxembourg company (the "Issuer"), in connection with the Registration Statement on Form S-4, as amended (File Nos. 333-71493 and 333-71493-01) (the "Registration Statement") filed by Tyco and the Issuer with the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of $400,000,000 aggregate principal amount of the Issuer's 5.875% Notes due 2004 and $400,000,000 aggregate principal amount of the Issuer's 6.125% Notes due 2008 (the "Debt Securities") and the guarantees (the "Guarantees") of the Debt Securities by Tyco, to be issued upon consummation of the exchange offer referred to in the Registration Statement (the "Exchange Offer"). The Debt Securities are in two series pursuant to an Indenture filed as Exhibit 4.1 to the Registration Statement (the "Indenture") among the Issuer, Tyco (as Guarantor) and the trustee thereunder.

    We have examined (i) the Registration Statement; (ii) the Indenture, Supplemental Indenture No. 5 to the Indenture filed as Exhibit 4.2 to the Registration Statement and Supplemental Indenture No. 6 to the Indenture filed as Exhibit 4.3 to the Registration Statement, pursuant to which the Debt Securities will be issued; (iii) the Registration Rights Agreement filed as
Exhibit 4.5 to the Registration Statement; and (iv) originals, photocopies or conformed copies of all such records of Tyco, the Issuer and their subsidiaries, all such agreements and certificates of public officials, and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In addition, we have examined and relied upon the opinions of Appleby, Spurling & Kempe, Bermuda counsel to Tyco, and Beghin Nothar Feider Loeff Claeys Verbeke, Luxembourg counsel to the Issuer, of even date.

    Based upon and subject to the foregoing, we are of the opinion that:

    With respect to the Debt Securities, when such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, and the applicable supplemental indentures, and upon the terms of the Exchange Offer set forth in the Registration Statement, the Debt Securities will be legally issued and will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other law relating to or affecting creditors' rights and remedies generally and general principles of equity.

    With respect to the Guarantees, when the Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable supplemental indentures, and upon the terms of the Exchange Offer set forth in the Registration Statement, the Guarantees will be legally issued and will constitute valid and binding obligations of Tyco, enforceable against Tyco in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other law relating to or affecting creditors' rights and remedies generally and general principles of equity.

    Please be advised, Joshua M. Berman, a director and Vice President of Tyco, is counsel to our firm.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the prospectus included as part of the Registration Statement.

    We call your attention to the fact that we are admitted to practice law only in the State of New York and, in rendering the foregoing opinion, we do not express an opinion concerning any laws other than the laws of the State of New York and the federal laws of the United States of America.

                                          Very truly yours,
                                          /s/ Kramer Levin Naftalis & Frankel
                                          LLP